UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2013

Owens Corning

(Exact name of registrant as specified in its charter)

DE	1-33100	43-2109021
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Owens Corning Parkway Toledo, OH	43659
(Address of principal executive offices)	(Zip Code)

419-248-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On April 18, 2013, the stockholders of Owens Corning (the “Company”) approved the Owens Corning Employee Stock Purchase Plan (the “ESPP”). The ESPP provides eligible employees of the Company and its U.S. subsidiaries with an opportunity to purchase shares of common stock of the Company through accumulated payroll deductions. The maximum number of shares that may be purchased under the ESPP is 2,000,000 shares, subject to adjustment as provided in the ESPP. The purchase price for shares purchased under the ESPP during each six-month offering period will be no less than 85% of the lower of the fair market value of shares of the Company’s common stock at the beginning and ending of each offering period. The ESPP will expire on April 30, 2023, unless earlier terminated by the Board of Directors or the Compensation Committee of the Board of Directors. For additional information regarding the ESPP, please see the summary of the ESPP on pages 50-52 of the Company’s Definitive Proxy Statement filed on Schedule 14A on March 14, 2013.

On April 18, 2013, the stockholders of the Company approved the Owens Corning 2013 Stock Plan (the “2013 Stock Plan”). The 2013 Stock Plan permits the grant of stock options, restricted stock, restricted stock units, stock appreciation rights, performance share awards, other stock-based awards and dividend equivalents to employees and directors of the Company, as determined by the Compensation Committee of the Board of Directors. The 2013 Stock Plan replaces the Owens Corning 2010 Stock Plan. The number of shares of common stock which may be granted under the 2013 Stock Plan is 1,500,000 shares plus the number of shares that were available but not granted, or which were granted but not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award, under the 2010 Stock Plan, subject to adjustment as provided in the 2013 Stock Plan. The 2013 Stock Plan has a term of ten years, but may be terminated prior to the expiration of the term by the Board of Directors. For additional information regarding the 2013 Stock Plan, please see the summary of the 2013 Stock Plan on pages 53-58 of the Company’s Definitive Proxy Statement filed on Schedule 14A on March 14, 2013.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2013 Annual Meeting of Stockholders of the Company held on April 18, 2013, Company stockholders voted on five proposals and cast their votes as described below. The proposals are described in the Company’s Definitive Proxy Statement filed on Schedule 14A on March 14, 2013.

Proposal 1

The following directors were elected to serve until the 2016 Annual Meeting of Stockholders and until their successors are elected and qualified as set forth below:

Name	For	Withheld	Broker Non-Votes
Ralph F. Hake	106,446,980	1,328,187	4,472,819
J. Brian Ferguson	105,839,277	1,935,890	4,472,819
F. Philip Handy	105,811,025	1,964,142	4,472,819
Michael H. Thaman	104,742,799	3,032,368	4,472,819

Proposal 2

Company stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2013 as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
111,377,591	527,567	342,828	0

Proposal 3

Company stockholders cast their votes to approve the ESPP as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
107,059,552	411,828	303,787	4,472,819

Proposal 4

Company stockholders cast their votes to approve the 2013 Stock Plan as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
104,689,359	2,777,019	308,789	4,472,819

Proposal 5

Company stockholders cast their votes to approve, on an advisory basis, named executive officer compensation as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
104,775,587	2,650,800	348,780	4,472,819

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Owens Corning Employee Stock Purchase Plan (incorporated by reference to Annex B to the Company’s Definitive Proxy Statement on Schedule 14A, filed March 14, 2013).

10.2	Owens Corning 2013 Stock Plan (incorporated by reference to Annex C to the Company’s Definitive Proxy Statement on Schedule 14A, filed March 14, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Owens Corning

Date: April 18, 2013	By:	/s/ John W. Christy
John W. Christy
Senior Vice President, General Counsel and Secretary